Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data
Tel: 972-348-5191

Julie Prozeller / Christina Corcoran
Financial Dynamics
Tel: 212-850-5600

Media: Shelley Whiddon
Tel: 972-348-4310

ALLIANCE DATA ANNOUNCES RECORD THIRD QUARTER RESULTS

* Strongest quarter in Company history

*Company raises full-year 2007 guidance

Dallas, TX, October 17, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced results for the third quarter ended September 30, 2007.

Total third-quarter revenue increased 14 percent to an all-time record for the Company of $575.5 million compared to $506.6 million for the third quarter of 2006. Net income per share decreased to $0.36 per diluted share compared to $0.60 per diluted share for the third quarter of 2006. Excluding merger and other costs, additional compensation related to modified stock awards and non-cash asset write-downs, net income per diluted share would have been $0.75, an increase of 25 percent.

Adjusted EBITDA for the third quarter of 2007 increased 30 percent to $172.8 million compared to $132.8 million for the third quarter of 2006. Cash earnings per diluted share increased 25 percent to an all-time high for the Company of $1.01 per diluted share compared to $0.81 for the third quarter of 2006. See “Financial Measures” below for a discussion of adjusted EBITDA, cash earnings and cash earnings per diluted share. The segment information as well as the adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per share excludes pre-tax merger and other costs of $6.0 million and a pre-tax non-cash charge of $40.0 million related to the write-down of certain assets in the Company’s utilities business. Merger and other costs represent $2.1 million of expenditures directly associated with the proposed merger with an affiliate of The Blackstone Group and $3.9 million in compensation charges related to the departure of certain executives.

“We are excited about our third quarter results, which marks the strongest quarter in the Company’s history and our 26th consecutive quarter of meeting or beating expectations,” said Mike Parks, Alliance Data chairman and chief executive officer. “Our exceptional third- quarter results, including record revenue, adjusted EBITDA and cash EPS, were driven by double-digit growth balanced across our big three engines – the AIR MILES® Reward Program in Canada, U.S. Marketing (Epsilon) and private label services. These three businesses, which accounted for the majority of our revenue increase and essentially all of our

Alliance Data Systems Corp.

October 17, 2007

earnings increase, achieved substantial gains while continuing to leverage our existing operations. As a result of our solid third quarter performance and the visibility we have for the remainder of the year, we are raising our guidance for full year 2007.” See “Outlook” below for the Company’s full year 2007 guidance.

Blackstone Update

During the second quarter, the Company announced that it had entered into a definitive agreement to be acquired by Blackstone Capital Partners V L.P., an affiliate of The Blackstone Group. The transaction is progressing as anticipated and is expected to close in the fourth quarter of 2007.

Relating to the proposed merger, the Company has:

•	Received stockholder approval at the August special meeting of stockholders;

•	Moved forward with the application process to secure regulatory approval from both the OCC and FDIC;

•	Completed required visits to rating agencies;

•	Secured fully committed financing; and

•	Launched a prepayment offer for our existing $500.0 million of senior notes.

Business Review

Third-quarter results were driven by continued leadership from the Company’s Marketing Services segment both in Canada and the United States. The Canadian loyalty business recorded a strong quarter of double-digit growth through the continued expansion of the AIR MILES Reward Program. During the quarter the Company signed a multi-year renewal agreement with a Top-20 AIR MILES sponsor, the Katz Group Canada, Canada’s leading integrated retail pharmacy network; this agreement extended the relationship of its Rexall/Pharma Plus pharmacies as an AIR MILES sponsor. The Company also expanded its relationship with Top-10 AIR MILES sponsor, RONA, a nearly $6 billion (CDN) Canadian retailer and distributor of hardware, home renovation and gardening products.

The Epsilon business, Alliance Data’s U.S. platform for Marketing Services, had another outstanding quarter, posting double-digit growth fueled by escalating global demand from new and existing clients. During the quarter Epsilon signed a multi-year agreement to provide permission-based email marketing solutions and services to Tesco.com, the online business of Tesco Stores Limited – the U.K.’s largest retailer with approximately US$92 billion in annual revenue across operations in Europe, North America and Asia. The Company also recently signed a multi-year agreement to provide permission-based email marketing solutions and services to Chinese online auctioneer EachNet, a joint venture between eBay and Shanghai-based Web portal and wireless Internet provider TOM Online.

The private label services business also over-performed as the portfolio continued to show solid growth and strong yields despite an uncertain macro-environment. Stable funding costs and better than expected loss rates also contributed to the growth in the segment. Momentum continued with the signing of agreements with Williams-Sonoma, Inc. to launch a private

Alliance Data Systems Corp.

October 17, 2007

label credit program for the West Elm brand and continue providing private label credit card services for Pottery Barn, the nation’s leading multi-channel retailer of home furnishings, including its brands Pottery Barn, Pottery Barn Kids and PBteen.

Segment Review

Marketing Services revenue increased 25 percent in the third quarter to $272.8 million compared to the prior-year period. Adjusted EBITDA increased 52 percent in the third quarter to $68.6 million compared to the prior-year period, with an approximate 500 bps increase in adjusted EBITDA margin. Strong financial results and margin expansion were driven by over-performance in the AIR MILES Reward Program, which continues to benefit from strong pricing power, the ramp-up of new sponsors, expanded commitments from existing sponsors, and the trend of network loyalty as households frequent a growing number of sponsors. Epsilon also had another strong quarter, driven by new client signings and expanded client relationships. The Company expects strong double-digit growth to continue in Canada and the United States, and is expanding its reach internationally as the demand for targeted, transaction-based loyalty and marketing programs continues to escalate on an increasingly global scale, particularly in Europe and China.

Credit Services revenue increased 12 percent in the third quarter to $202.5 million compared to the prior-year period. Adjusted EBITDA increased 33 percent to $81.1 million in the third quarter compared to the prior-year period. Portfolio growth was solid at 8 percent, driven by the ramp-up of new programs and expanding market share of existing programs. Credit sales were relatively flat due to reduced catalog mailings — a key category for private label — as a result of significant postal rate increases. On the expense side, funding costs remained flat compared to the prior year quarter, and the Company expects funding rates to remain stable in 2008. Credit quality continues to be excellent with credit losses remaining under the Company’s 6 percent target. Based on favorable delinquency trends, the Company expects credit quality to complete its normalization process post-bankruptcy reform and to remain stable for the foreseeable future. The Company maintains a positive outlook for Credit Services in 2008.

Transaction Services revenue decreased 3 percent in the third quarter to $190.1 million compared to the prior-year period. Adjusted EBITDA decreased 13 percent in the third quarter to $23.1 million compared to the prior-year period. Statements generated increased by 6 percent during the quarter, but were offset by expected ongoing attrition in the non-core merchant services business. Consistent with last quarter, the Company was also impacted by an increase in costs related to the ramp-up of the Company’s collections and client services teams that support its private label business. However, positive results were immediately realized and are reflected in the over-performance in the Company’s Credit Services segment, which more than offset the investment. As expected, adjusted EBITDA continued to be impacted by late system conversions on utility contracts. Upon review of one of our utility customer relationships, the Company reassessed certain long-lived assets resulting in a one-time, non-cash charge of $40.0 million (pre-tax) in the quarter. The Company expects Adjusted EBITDA growth in the fourth quarter to be relatively flat year-over-year.

Alliance Data Systems Corp.

October 17, 2007

Outlook

Based on Alliance Data’s continued strong performance through the first nine months of the year, the Company is comfortable raising its guidance for 2007 as follows:

•	Revenue of $2.3 billion, up from the previous guidance of $2.25 billion;

•	Adjusted EBITDA of $640.0 million, up from the previous guidance of $630.0 million; and

•	Cash earnings per share of at least $3.70 per share, up from the previous guidance of $3.65 per share.

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per diluted share. These non-GAAP Financial Measures also exclude the impact of the impairment charge as well as merger and other costs. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Conference Call

Alliance Data will host a conference call on October 17, 2007 at 5:00 p.m. (Eastern) to discuss the Company’s third quarter results. The conference call will be available via the Internet at www.AllianceData.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website. Due to the pending acquisition of the Company by Blackstone Capital Partners V L.P., an affiliate of The Blackstone Group, Alliance Data will not be conducting a Q&A session after the call.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial 877-519-4471 and enter “9313502.” The replay will be available from two hours after the end of the call until 11:59 p.m. (Eastern) on October 24, 2007.

Alliance Data Systems Corp.

October 17, 2007

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to, and any developments related to, the Company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

Alliance Data Systems Corp.

October 17, 2007

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Revenues	$575.5	$506.6	14%	$1,688.5	$1,474.3	15%
Net income	$29.1	$48.8	(40)%	$130.1	$150.0	(13)%
Net income per share – diluted	$0.36	$0.60	(40)%	$1.61	$1.84	(13)%
Adjusted EBITDA	$172.8	$132.8	30%	$485.1	$394.7	23%
Operating EBITDA	$182.4	$139.5	31%	$508.5	$418.0	22%
Cash earnings	$81.8	$66.1	24%	$227.9	$198.6	15%
Cash earnings per share – diluted	$1.01	$0.81	25%	$2.82	$2.43	16%

	As of September 30, 2007	As of December 31, 2006
Cash and cash equivalents	$215.3	$180.1
Seller’s interest and credit card receivables	537.2	569.4
Redemption settlement assets	315.6	261.0
Intangible assets, net	382.0	263.9
Goodwill	1,234.3	970.0
Total assets	4,018.6	3,404.0

Deferred revenue	804.2	651.5
Certificates of deposit	312.0	299.0
Core debt	1,002.7	745.4
Total liabilities	2,866.7	2,332.5
Stockholders’ equity	1,151.9	1,071.5

Alliance Data Systems Corp.

October 17, 2007

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(In millions)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Segment Revenue:
Marketing Services	$272.8	$218.6	25%	$767.8	$603.8	27%
Credit Services	202.5	181.4	12%	619.2	557.4	11%
Transaction Services	190.1	195.6	(3)%	573.1	580.5	(1)%
Intersegment	(89.9)	(89.0)	1%	(271.6)	(267.4)	2%

	$575.5	$506.6	14%	$1,688.5	$1,474.3	15%

Segment adjusted EBITDA:
Marketing Services	$68.6	$45.0	52%	$164.8	$109.3	51%
Credit Services	81.1	61.1	33%	252.7	199.7	27%
Transaction Services	23.1	26.7	(13)%	67.6	85.7	(21)%

	$172.8	$132.8	30%	$485.1	$394.7	23%

Key Performance Indicators:
Statements generated	55.8	52.7	6%	166.8	156.7	6%
Managed receivables	$3,901.6	$3,602.3	8%	$3,890.4	$3,580.4	9%
Private label credit sales	$1,773.5	$1,763.3	1%	$5,277.2	$5,141.6	3%
AIR MILES Reward Miles issued	1,020.0	936.6	9%	2,998.2	2,756.9	9%
AIR MILES Reward Miles redeemed	615.3	578.6	6%	1,933.6	1,713.1	13%

Alliance Data Systems Corp.

October 17, 2007

ALLIANCE DATA SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Total revenue	$575.5	$506.6	$1,688.5	$1,474.3

Total operating expenses	509.0	417.4	1,422.5	1,202.5

Operating income	66.5	89.2	266.0	271.8

Interest expense, net	17.9	10.6	52.7	29.2

Income before income taxes	48.6	78.6	213.3	242.6
Income tax expense	19.5	29.8	83.2	92.6

Net income	$29.1	$48.8	$130.1	$150.0

Net income per share – basic	$0.37	$0.61	$1.66	$1.88

Net income per share – diluted	$0.36	$0.60	$1.61	$1.84

Weighted average shares outstanding – basic	78.2	79.6	78.5	79.9

Weighted average shares outstanding – diluted (1)	80.7	81.5	80.8	81.7

(1)

During 2005 and 2006, the Company announced three stock repurchase programs to acquire up to an aggregate of $900.0 million of its outstanding common stock. As of September 30, 2007, the Company has purchased $403.3 million at an average price of $46.87.

Alliance Data Systems Corp.

October 17, 2007

ALLIANCE DATA SYSTEMS CORPORATION

RECONCILIATION OF NON-GAAP INFORMATION

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$29.1	$48.8	$130.1	$150.0
Income tax expense	19.5	29.8	83.2	92.6
Interest expense, net	17.9	10.6	52.7	29.2
Stock compensation expense – restricted stock related	11.4	6.5	27.1	14.6
Stock compensation expense– stock option related	6.0	5.1	14.3	16.9
Depreciation and other amortization	21.8	16.9	63.4	48.0
Amortization of purchased intangibles	21.1	15.1	62.1	43.4
Impairment of long-lived assets	40.0	—	40.0	—
Merger and other costs	6.0	—	12.2	—

Adjusted EBITDA	172.8	132.8	485.1	394.7
Change in deferred revenue	66.0	16.1	152.7	67.9
Change in redemption settlement assets	(26.6)	(9.2)	(54.6)	(29.0)
Foreign currency impact	(29.8)	(0.2)	(74.5)	(15.6)

Operating EBITDA	$182.4	$139.5	$508.7	$418.0

Cash Earnings:
Net income (GAAP measure)	$29.1	$48.8	$130.1	$150.0
Add back non-cash non-operating items and merger and other costs:
Amortization of purchased intangibles	21.1	15.1	62.1	43.4
Stock compensation expense	17.4	11.6	41.4	31.5
Impairment of long-lived assets	40.0	—	40.0	—
Merger and other costs	6.0	—	12.2	—
Income tax effect (2)	(31.8)	(9.4)	(57.9)	(26.3)

Cash earnings	$81.8	$66.1	$227.9	$198.6

Weighted average shares outstanding – diluted (1)	80.7	81.5	80.8	81.7
Cash earnings per share – diluted	$1.01	$0.81	$2.82	$2.43

(1)

During 2005 and 2006, the Company announced three stock repurchase programs to acquire up to an aggregate of $900.0 million of its outstanding common stock. As of September 30, 2007, the Company has purchased $403.3 million at an average price of $46.87.

(2)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

Alliance Data Systems Corp.

October 17, 2007

ALLIANCE DATA SYSTEMS CORPORATION

RECONCILIATION OF SEGMENT ADJUSTED EBITDA

(In millions)

(Unaudited)

	Three months ended September 30, 2007
	Operating income(3)	Depreciation & amortization	Stock compensation expense	Impairment	Adjusted EBITDA(4)
Marketing Services	$35.5	$25.6	$7.5	$—	$68.6
Credit Services	74.2	3.4	3.5	—	81.1
Transaction Services	(37.2)	13.9	6.4	40.0	23.1

	$72.5	$42.9	$17.4	$40.0	$172.8

	Three months ended September 30, 2006
	Operating income (3)	Depreciation & amortization	Stock compensation Expense	Impairment	Adjusted EBITDA(4)
Marketing Services	$25.5	$14.6	$4.9	$—	$45.0
Credit Services	55.9	2.8	2.4	—	61.1
Transaction Services	7.8	14.6	4.3	—	26.7

	$89.2	$32.0	$11.6	$—	$132.8

	Nine months ended September 30, 2007
	Operating income(3)	Depreciation & amortization	Stock compensation expense	Impairment	Adjusted EBITDA(4)
Marketing Services	$73.4	$72.7	$18.7	$—	$164.8
Credit Services	234.3	10.3	8.1	—	252.7
Transaction Services	(29.5)	42.5	14.6	40.0	67.6

	$278.2	$125.5	$41.4	$40.0	$485.1

	Nine months ended September 30, 2006
	Operating income(3)	Depreciation & amortization	Stock compensation Expense	Impairment	Adjusted EBITDA(4)
Marketing Services	$55.7	$40.4	$13.2	$—	$109.3
Credit Services	185.0	8.6	6.1	—	199.7
Transaction Services	31.1	42.4	12.2	—	85.7

	$271.8	$91.4	$31.5	$—	$394.7

(3)

Operating income excludes merger and other costs which are not allocated to the respective segments. Merger and other costs were approximately $6.0 million for the three months ended September 30, 2007 and $12.2 million for the nine months ended September 30, 2007.

(4)	Represents segment Adjusted EBITDA and is equal to operating income plus depreciation and amortization, stock compensation expense and impairment of long-lived assets.

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